Exhibit 99.1


                 TTR TECHNOLOGIES TO SELL MUSIC COPY PROTECTION
                    AND DIGITAL RIGHTS MANAGEMENT ASSETS TO
                                   MACROVISION

NEW YORK, November 4, 2002 -- TTR TECHNOLOGIES, INC., (Nasdaq: TTRE) announced today that it has signed a definitive agreement with Macrovision Corporation (Nasdaq: MVSN) to sell its Music Copy Protection and DRM Assets and to terminate the Alliance Agreement between the two companies. Closing of the transaction is subject to the approval of at least a majority of TTR shareholders and the fulfillment of certain closing conditions. Following the consummation of the transaction, the Company will cease to be engaged in the copy protection business, which is the only business that the Company has been actively engaged in since its inception in 1994.

The assets to be sold include three issued and eight pending US patents, and a number of international patent applications, in the areas of optical media copy protection and controlled burning. The purchase price will consist of a cash payment, payable at the closing of the transaction, equal to $5.25 million, subject to certain potential adjustments, and the return to the Company of 1,880,937 shares of TTR's common stock that Macrovision purchased in January 2000 for $4.0 million. TTR's Board of Directors voted unanimously to support the proposed transaction. The Company has received a Fairness Opinion concluding that the total consideration in connection with the proposed transaction is reasonable, from a financial point of view, to the Company.

"We believe that the proposed transaction with Macrovision represents the best economic opportunity for TTR shareholders and the Company's future," said TTR's President and CEO Daniel C. Stein. "We look forward to working diligently to complete this transaction," added Stein.

The Company anticipates filing its proxy statement seeking shareholder approval of the asset sale, as soon as practicable.

No assurance can be provided that the requisite stockholder approval or the other closing conditions specified in the agreement will be satisfied or that the asset sale will be consummated.

About TTR Technologies, Inc.

TTR (http://www.ttrtech.com) designs, markets and sells proprietary anti-piracy products. The company has developed and commercialized products for the software and entertainment industries and is expanding its product range and reach through in-house development and joint ventures. TTR has a joint development and marketing agreement for music CD copy protection with Macrovision Corporation (Nasdaq: MVSN - News). TTR's shares are listed on the Nasdaq National Market
(TTRE).

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Forward-Looking Statements

All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company's Annual Report on Form 10-K for 2001, its Quarterly Reports on Form-10Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

The Company              Investor Relations         Media
Samuel Brill             Truc Nguyen                Stan Froelich
Chief Operating Officer  Stern & Co.                Stern & Co.
(212) 527-7599           (212) 888-0044             (212) 888-0044
samb@ttrtech.com         tnguyen@sternco.com        sfroelich@sternco.com